UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2006

(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of July 31, 2006, the Chief Executive Officer of Caraco, pursuant to guidelines and restrictions from the Compensation Committee, approved (a) a 4% increase to the base salary of Jitendra N. Doshi, the Chief Financial Officer and Chief Operating Officer of the Company, effective as of April 1, 2006, and (b) a discretionary bonus to Mr. Doshi of $45,000 for fiscal 2006 based on sales revenue performance for fiscal 2006.

Item 3.02. Unregistered Sales of Equity Securities

As of July 11, 2006, the two independent members of the Compensation Committee awarded Daniel H. Movens, the Chief Executive Officer of the Company, pursuant to the terms of his employment agreement, with an option for 40,000 shares of the Company’s common stock. The exercise price of the option is $9.03 (the closing price on Amex as of the close of business on July 10, 2006). The option is exercisable one-third on each of July 11, 2007, July 11, 2008 and July 11, 2009. The option expires on July 11, 2012.

As of July 28, 2006, registrant issued 544,000 shares of Series B Preferred Stock to Sun Pharma Global, Inc. (“Sun Global”) for the transfer of one product pursuant to registrant’s products agreement with Sun Global dated November 21, 2002.

The Series B Preferred Stock is convertible into common stock on a one-for one basis after three years from the date of issuance or following a person (other than Sun Pharmaceutical Industries Limited and its affiliates) acquiring control of registrant.

Both the option and the Series B Preferred Stock, and the underlying common stock, were issued pursuant to exemptions from registration under Section 4(2) under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date:	August 3, 2006	By: /s/ Daniel H. Movens Daniel H. Movens Chief Executive Officer